As filed with the Securities and Exchange Commission on December 10, 1998.

                                   Registration Nos. 333-      and 333-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 --------------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------------
                               TEXAS UTILITIES COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        TEXAS                         75-2669310
               (STATE OF INCORPORATION             (I.R.S. EMPLOYER
                  OR ORGANIZATION)               IDENTIFICATION NO.)

                                    TXU CAPITAL I
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                      DELAWARE                    TO BE APPLIED FOR
             (STATE OF INCORPORATION OR            (I.R.S. EMPLOYER
                    ORGANIZATION)                IDENTIFICATION NO.)


                                     Energy Plaza
                                  1601 Bryan Street
                                 Dallas, Texas  75201
                                    (214) 812-4600

                 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

           ROBERT A. WOOLDRIDGE,    PETER B. TINKHAM     ROBERT J. REGER,
                    Esq.             Secretary and          JR., Esq.
             Worsham, Forsythe         Assistant          Thelen Reid &
            & Wooldridge, L.L.P.       Treasurer           Priest LLP
             1601 Bryan Street      Texas Utilities    40 West 57th Street
            Dallas, Texas 75201         Company         New York, New York
               (214) 979-3000      1601 Bryan Street          10019
                                  Dallas, Texas 75201     (212) 603-2000
                                     (214) 812-4600

          (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                                 --------------------

         It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                STEPHEN K. WAITE, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000

                                 --------------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE WHEN WARRANTED BY MARKET CONDITIONS AND OTHER FACTORS.

               IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

               IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

               IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
          REGISTRATION STATEMENT FOR THE SAME OFFERING. [  ]

               IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
          [  ]

               IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                 --------------------
                           CALCULATION OF REGISTRATION FEE
          ====================================================================

            TITLE OF                      PROPOSED    PROPOSED
          EACH CLASS OF                   MAXIMUM      MAXIMUM
           SECURITIES                     OFFERING    AGGREGATE     AMOUNT OF
              TO BE       AMOUNT TO BE     PRICE      OFFERING    REGISTRATION
           REGISTERED      REGISTERED     PER UNIT      PRICE          FEE
          --------------------------------------------------------------------
           Debt Securities   (1)(4)          (2)    (1)(2)(3)(4)       N/A
          --------------------------------------------------------------------
           TXU Capital I
           Preferred Trust
           Securities        (1)(5)          (2)    (1)(2)(3)(5)       N/A
          --------------------------------------------------------------------
           Texas Utilities
           Company
           Guarantee with
           respect to TXU
           Capital I
           Preferred Trust
           Securities(6)(7)
          --------------------------------------------------------------------
           Texas Utilities
           Company
           Junior
           Subordinated
           Debentures(8)
          --------------------------------------------------------------------
               Total      $400,000,000      (2)    $400,000,000(3)   $111,200
          ====================================================================

          (1) In no event will the aggregate initial offering price of all Debt Securities and Preferred Trust Securities issued from time to time pursuant to this Registration Statement exceed $400,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $400,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
          (2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance of the securities registered hereunder.
          (3)  Exclusive of accrued interest or distributions, if any.
          (4) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of Debt Securities which may be sold, from time to time, by Texas Utilities Company.
          (5) Subject to footnote (1), there are being registered hereunder an indeterminate amount of Preferred Trust Securities which may be sold, from time to time, by TXU Capital I.
          (6) No separate consideration will be received for the Texas Utilities Company Guarantee or the Agreement as to Expenses and Liabilities.
          (7) This registration is deemed to include the rights of the holders of Preferred Trust Securities under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Subordinated Indenture and the Agreement as to Expenses and Liabilities, together constituting the backup undertakings as described in this Registration Statement.
          (8) The Junior Subordinated Debentures will be purchased by TXU Capital I with the proceeds of the sale of Preferred Trust Securities. No separate consideration will be received for the Junior Subordinated Debentures.

                                   ---------------

               THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which an offer, solicitation or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED DECEMBER  , 1998


          PROSPECTUS






                                     $400,000,000

                               TEXAS UTILITIES COMPANY

                                   DEBT SECURITIES


                                    TXU CAPITAL I

                              PREFERRED TRUST SECURITIES

                     FULLY AND UNCONDITIONALLY GUARANTEED AS SET
                                   FORTH HEREIN BY

          TEXAS UTILITIES COMPANY



                -----------------------------------------------------

              We will provide specific terms of these securities, their
                                 offering prices and
             how they will be offered in supplements to this prospectus.
             You should read this prospectus and any supplement carefully before you invest.

                -----------------------------------------------------



          These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          This prospectus is dated December    , 1998.

                                ABOUT THIS PROSPECTUS

               This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

               For more detailed information about the securities, you can read the exhibits filed with the registration statement.

                         WHERE YOU CAN FIND MORE INFORMATION

               Texas Utilities Company (Texas Utilities), a Texas corporation, was formed in 1997 as a holding company. Texas Utilities owns all of the outstanding common stock of Texas Energy Industries, Inc. and ENSERCH Corporation. Texas Utilities files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under File No. 1-12833. Before Texas Utilities began filing quarterly and annual reports with the Securities and Exchange Commission, Texas Energy Industries, Inc. filed those reports under its old name, Texas Utilities Company, File No. 1-3591. ENSERCH Corporation also files those reports under File No. 1-3183. These Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any of these Securities and Exchange Commission filings at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

               The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities described in this prospectus.

           . Texas Utilities' Annual Report on Form 10-K for the year ended December 31, 1997 (1997 10-K).

           . Texas Utilities' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30,
               1998.

           . Texas Utilities' Current Reports on Form 8-K dated February 26, 1998, March 13, 1998, April 8, 1998, April 9, 1998, April 17, 1998, May 19, 1998 (as amended on
               June 25, 1998 and July 17, 1998), August 6, 1998,
               August 31, 1998 and December 10, 1998.

               You may request a copy of these filings at no cost, by writing or contacting Texas Utilities at the following address:
          Secretary, Texas Utilities Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; telephone number (214) 812-4600.

                                     THE COMPANY

               Texas Utilities is a holding company engaged through various subsidiary companies primarily in providing energy and other related services, both domestically and internationally. Its principal direct and indirect subsidiaries are:

                    Texas Utilities Electric Company, an operating public utility company engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas.

                    ENSERCH Corporation, an integrated company focused on natural gas. Its major business operations are natural gas pipeline, processing, marketing and distribution. It operates primarily in the north central, eastern and western parts of Texas and engages in the wholesale and retail marketing of natural gas in several areas of the United States.

                    Eastern Group plc, which includes Eastern Electricity plc, the largest supplier and distributor of electricity in England and Wales. Eastern Group companies also include one of the largest generators of electricity and one of the largest suppliers of natural gas in the United Kingdom.

          Other subsidiaries include:

                    Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy in the State of Victoria, Australia.

                    Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas.

                    Lufkin-Conroe Communications Co., an independent local exchange telephone company serving access lines in southeast Texas and providing access services to a number of interexchange carriers who provide long distance services.

                    Other wholly owned subsidiaries which perform specialized functions within the Texas Utilities system.

               Texas Utilities' principal place of business is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.


                                    TXU CAPITAL I

               TXU Capital I (TXU Capital) is a Delaware business trust created pursuant to a Trust Agreement among Texas Utilities, The Bank of New York as the Property Trustee and The Bank of New York (Delaware) as the Delaware Trustee and an employee of Texas Utilities as Administrative Trustee. The Trust Agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. TXU Capital exists only to issue its Preferred Trust Securities and Common Trust Securities and to hold the Junior Subordinated Debentures of Texas Utilities as trust assets. All of the Common Trust Securities will be owned by Texas Utilities. The Common Trust Securities will represent at least 3% of the total capital of TXU Capital. Payments will be made on the Common Trust Securities pro rata with the Preferred Trust Securities, except that the right to payment will be subordinated to the rights of the holders of the Preferred Trust Securities if there is a default under the Trust Agreement. TXU Capital has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. TXU Capital's business and affairs will be conducted by its Administrative Trustee. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TXU Capital is c/o Texas Utilities, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                                   USE OF PROCEEDS

               Unless otherwise set forth in a prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of Texas Utilities, which may include the repayment of short-term indebtedness.

                        RATIO OF EARNINGS TO FIXED CHARGES AND
              RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                      DIVIDENDS

               The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for Texas Utilities for each of the years ended December 31, 1993 through 1997 and the twelve months ended September 30, 1998 were, in each case, 1.53, 1.88, 0.72, 2.18, 2.14, and 1.79, respectively. The year ended December 31, 1993 was affected by the recording of regulatory disallowances of approximately $265 million after tax in Texas Utilities Electric Company's Docket 11735. For the year ended December 31, 1995, fixed charges exceeded earnings by $235 million. The year ended December 31, 1995 was affected by the write-down in value of some of the nonperforming assets of Texas Utilities' subsidiaries, including Texas Utilities Electric Company's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such write-down, on an after-tax basis, amounted to $802 million.

                            DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be Texas Utilities' direct unsecured general obligations. The Debt Securities will be senior debt securities. The Debt Securities will be issued under one or more separate Indentures between Texas Utilities and The Bank of New York as Trustee under each Indenture.

               Selected provisions of the Indenture are summarized below. This summary is not complete. The form of the Indenture was filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act of 1939, as amended, for provisions that apply to the Debt Securities. Whenever particular provisions or defined terms in the Indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

               The Debt Securities will rank equally with all of Texas Utilities' other senior and unsubordinated debt.

               Because Texas Utilities is a holding company that conducts all of its operations through subsidiaries, holders of Debt Securities will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of Texas Utilities. Both ENSERCH Corporation and Texas Utilities Electric Company have outstanding shares of preferred stock.

               A prospectus supplement and an officer's certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

           .   The title of the Debt Securities;

           .   The total principal amount of the Debt Securities;

           . The dates on which the principal of the Debt Securities will be payable and how it will be paid;

           . The interest rate or rates which the Debt Securities will bear, or how such rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

           . Any right to extend the interest payment periods for the Debt Securities;

           . The percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

           . Any date or dates on which the Debt Securities may be redeemed at the option of Texas Utilities and any restrictions on such redemptions;

           . Any sinking fund or other provisions that would obligate Texas Utilities to repurchase or otherwise redeem the Debt Securities;

           . Any changes or additions to the Events of Default under the Indenture or changes or additions to the covenants of Texas Utilities under the Indenture;

           . If the Debt Securities will be issued in denominations other than $1,000;

           . If payments on the Debt Securities may be made in a currency or currencies other than United States dollars;

           . Any rights or duties of another person to assume the obligations of Texas Utilities with respect to the Debt Securities;

           . Any collateral, security, assurance or guarantee for the Debt Securities; and

           . Any other terms of the Debt Securities not inconsistent with the terms of the Indenture.

               The Indenture does not limit the principal amount of Debt Securities that may be issued. The Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by Texas Utilities.

               Debt Securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any Debt Securities which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

               Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Indenture will not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving Texas
          Utilities.

               PAYMENT AND PAYING AGENTS

               Except as may be provided in the prospectus supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name such Debt Security is registered as of the close of business on the regular record date for the Interest Payment Date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of such Debt Security as of the close of business on a date between 10 and 15 days prior to the date proposed by Texas Utilities for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such Debt Security may be listed, if the Trustee finds it workable.

               Unless otherwise specified in the prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for Texas Utilities. Texas Utilities may change the place of payment on the Debt Securities, may appoint one or more additional Paying Agents (including Texas Utilities) and may remove any Paying Agent, all at the discretion of Texas Utilities.

               REGISTRATION AND TRANSFER

               Unless otherwise specified in the prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of The Bank of New York in The City of New York. Texas Utilities may change the place for registration of transfer and exchange of the Debt Securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities. However, Texas Utilities may require payment to cover any tax or other governmental charge that may be imposed. Texas Utilities will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.

               DEFEASANCE

               Texas Utilities will be discharged from its obligations on the Debt Securities of a particular series if it deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such series of Debt Securities.

               LIMITATION ON LIENS

               The Indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, Texas Utilities will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary, as defined below, now or hereafter owned by Texas Utilities to secure any Indebtedness, as defined below, without also securing the outstanding Debt Securities, and all other Indebtedness entitled to be so secured, equally and ratably with the Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

               This restriction does not apply to, or prevent the creation or any extension, renewal or refunding of:

               (1) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time it is acquired by Texas Utilities or within one year after that time to secure the purchase price for the capital stock;

               (2) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time it is acquired by Texas Utilities, whether or not the secured obligations are assumed by Texas Utilities; or

               (3) any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either:

                    (a) the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within such 30 day period, and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

                    (b) the payment of each lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

                    (c) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

               For purposes of the restriction described in the preceding paragraph, "Indebtedness" means:

               (1) all indebtedness created or assumed by Texas Utilities for the repayment of money borrowed;

               (2) all indebtedness for money borrowed secured by a lien upon property owned by Texas Utilities and upon which indebtedness for money borrowed Texas Utilities customarily pays interest, although Texas Utilities has not assumed or become liable for the payment of such indebtedness for money borrowed; and

               (3) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by Texas Utilities or in effect guaranteed by Texas Utilities through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of Texas Utilities in respect of indebtedness for money borrowed or other obligations incurred by others.

               "Subsidiary" means a corporation in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by Texas Utilities and/or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               Notwithstanding the foregoing, except as otherwise specified in the officer's certificate setting out the terms of a particular series of Debt Securities, Texas Utilities may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any Subsidiary now or hereafter owned by Texas Utilities to secure any Indebtedness, which would otherwise be subject to the foregoing restriction, in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum of:

               (1)  Consolidated Shareholders' Equity;

               (2) Consolidated Indebtedness for money borrowed, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

               (3) any preference or preferred stock of Texas Utilities or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

               The term "Consolidated Shareholders' Equity" as used above means the total Assets of Texas Utilities and its Consolidated Subsidiaries less all liabilities of Texas Utilities and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation:

               (1) indebtedness secured by property of Texas Utilities or any of its Consolidated Subsidiaries whether or not Texas Utilities or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that Texas Utilities or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of Texas Utilities or such Consolidated Subsidiary on such balance sheet;

               (2)  deferred liabilities; and

               (3) indebtedness of Texas Utilities or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Texas Utilities or such Consolidated Subsidiary.

               As used in this definition, "liabilities" includes preference or preferred stock of Texas Utilities or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

               The term "Consolidated Subsidiary", as used above, means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of Texas Utilities in its consolidated financial statements as of such date.

               The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of Texas Utilities and its Consolidated Subsidiaries.

               As of September 30, 1998, the Consolidated Capitalization of Texas Utilities was approximately $24.8 billion.

               ASSIGNMENT OF OBLIGATIONS

               Texas Utilities may assign its obligations under the Debt Securities and the Indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing Texas Utilities' payment obligations under the Debt Securities and under the Indenture. Texas Utilities must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Debt Securities and the Indenture.

                If such an assignment is made, Texas Utilities will be released and discharged from all its other obligations under the Debt Securities and Indenture. Any covenants made by Texas Utilities with respect to the Debt Securities would become solely covenants of, and would relate only to, the subsidiary.

               CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the Indenture, Texas Utilities may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

                . the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes Texas Utilities' obligations on all Debt Securities and under the Indenture;

                . immediately after giving effect to the transaction, no Event of Default and event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                . Texas Utilities shall have delivered to the Trustee an officer's certificate and an opinion of counsel as provided in the Indenture.

               The terms of the Indenture do not restrict Texas Utilities in a merger in which Texas Utilities is the surviving entity.

               EVENTS OF DEFAULT

               "Event of Default" when used in the Indenture with respect to any series of Debt Securities, means any of the following:

                     . failure to pay interest on any Debt Security for 30 days after it is due;

                     . failure to pay the principal of or any premium on any Debt Security when due;

                     . failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after Texas Utilities receives written notice from the Trustee, or Texas Utilities and the Trustee receive a written notice from 33% of the holders of the Debt Securities of such series;

                     . certain events in bankruptcy, insolvency or reorganization of Texas Utilities; or

                     . any other event of default included in any supplemental indenture or officer's certificate for a specific series of Debt Securities.

               An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture. The Trustee may withhold notice to the holders of Debt Securities of any default, except default in the payment of principal or interest, if it considers such withholding of notice to be in the interests of the holders.

               REMEDIES

               If an Event of Default with respect to fewer than all the series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of all affected Debt Securities may declare the entire principal amount of all the Debt Securities of such series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding Debt Securities under the Indenture, only the Trustee or holders of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

               At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

                . Texas Utilities has paid or deposited with the Trustee a sum sufficient to pay:

                    (1) all overdue interest on all Debt Securities of the series;

                    (2) the principal of and premium, if any, on any Debt Securities of the series which have otherwise become due and interest that is currently due;

                    (3)  interest on overdue interest; and

                    (4) all amounts due to the Trustee under the Indenture.

                . any other Event of Default with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture.

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of Texas Utilities.

               Other than its duties in case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

               No holder of Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

                . the holder has previously given to the Trustee written notice of a continuing Event of Default;

                . the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

                . the Trustee has failed to institute any proceeding for 60 days after notice.

          However, such limitations do not apply to a suit by a holder of a Debt Security for payment of the principal, premium, if any, or interest on a Debt Security on or after the applicable due date.

               Texas Utilities will provide to the Trustee an annual statement by an appropriate officer as to Texas Utilities' compliance with all conditions and covenants under the Indenture.

               MODIFICATION AND WAIVER

               Without the consent of any holder of Debt Securities, Texas Utilities and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

                . to evidence the assumption by any permitted successor of the covenants of Texas Utilities in the Indenture and in the Debt Securities;

                .   to add additional covenants of Texas
                    Utilities or to surrender any right or power of Texas Utilities under the Indenture;

                .   to add additional Events of Default;

                . to change or eliminate or add any provision to the Indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective only:

                    (1)  when the consent of the holders of
                         Debt Securities of such series has
                         been obtained in accordance with
                         the Indenture; or

                    (2)  when no Debt Securities of the
                         affected series remain outstanding
                         under the Indenture;

                . to provide collateral security for all but not part of the Debt Securities;

                .   to establish the form or terms of Debt
                    Securities of any other series as permitted by the Indenture;

                .   to provide for the authentication and
                    delivery of bearer securities and coupons appertaining thereto;

                . to evidence and provide for the acceptance of appointment of a successor trustee;

                . to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

                . to change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to Texas Utilities may be served; or

                . to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

               The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by Texas Utilities with certain restrictive provisions of the Indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of the series affected.

               If the Trust Indenture Act of 1939, as amended, is amended after the date of the Indenture in such a way as to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to such amendment of Trust Indenture Act of 1939, as amended. Texas Utilities and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

               The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

                . change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security, without the consent of the holder;

                . reduce the percentage in principal amount of the outstanding Debt Securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

                .   modify certain of the provisions of the
                    Indenture relating to supplemental
                    indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, without the consent of the holder of each outstanding Debt Security affected thereby.

               A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the Indenture of the holders of the Debt Securities of any other series.

               The Indenture provides that Debt Securities owned by Texas Utilities or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

               Texas Utilities may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but Texas Utilities shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after such record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same Debt Securities and the holder of every Debt Security issued upon the registration of transfer of or in exchange of these Debt Securities. A transferee will be bound by acts of the Trustee or Texas Utilities taken in reliance thereon, whether or not notation of such action is made upon such Debt Security.

               RESIGNATION OF A TRUSTEE

               A Trustee may resign at any time by giving written notice to Texas Utilities or may be removed at any time by act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Trustee and Texas Utilities. No resignation or removal of a Trustee and no appointment of a successor trustee will effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if Texas Utilities has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture.

               NOTICES

               Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register therefor.

               TITLE

               Texas Utilities, the Trustee, and any agent of Texas Utilities or the Trustee, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not such Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               GOVERNING LAW

               Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

               REGARDING THE TRUSTEE

               The Trustee will be The Bank of New York. In addition to acting as Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of Texas Utilities and its affiliates.


             DESCRIPTION OF TXU CAPITAL'S PREFERRED TRUST SECURITIES AND
                               COMMON TRUST SECURITIES

               TXU Capital will issue Preferred Trust Securities and Common Trust Securities under a Trust Agreement. The Preferred Trust Securities will represent preferred undivided beneficial interests in the assets of TXU Capital and will entitle holders thereof to a preference over the Common Trust Securities with respect to distributions and amounts payable on redemption or liquidation. Selected provisions of the Trust Agreement are summarized below. This summary is not complete. The form of Trust Agreement was filed as an exhibit to the registration statement and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. You should also refer to the Trust Indenture Act of 1939, as amended, for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

               The Preferred Trust Securities and Common Trust Securities issued by TXU Capital will be substantially the same except that, if TXU Capital fails to make required payments, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. Holders of the Common Trust Securities and the Preferred Trust Securities may both vote to appoint, remove or replace any of trustees of TXU Capital. All of the Common Trust Securities of TXU Capital will be owned by Texas Utilities.

               Texas Utilities will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

                .   Texas Utilities' obligations under the Junior
                    Subordinated Debentures;

                . The rights of holders of Preferred Trust Securities to enforce those obligations;

                . Texas Utilities' agreement to pay the expenses of TXU Capital; or

                . Texas Utilities' guarantee of payments due on the Preferred Trust Securities to the extent of TXU Capital's assets.

               TXU Capital will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to purchase Junior Subordinated Debentures from Texas Utilities. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

               A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures and your rights under each see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES, below.

               DISTRIBUTIONS

               The only income of TXU Capital available for distribution to the holders of Preferred Trust Securities will be payments on the Junior Subordinated Debentures. If Texas Utilities does not make interest payments on the Junior Subordinated Debentures, TXU Capital will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent TXU Capital has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by Texas Utilities.

               So long as there is no default in the payment of interest on the Junior Subordinated Debentures, Texas Utilities may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. If Texas Utilities extends the interest period or is in default under a Guarantee or with respect to payments on the Junior Subordinated Debentures, Texas Utilities may not:

                . declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of Texas Utilities;

                . redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

                . redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

                . make any guarantee payments with respect to any of the above.

               Any extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Such extensions will also apply to distributions on Preferred Trust Securities and Common Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Securities. Before an extension period ends, Texas Utilities may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, Texas Utilities may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures.

                 REDEMPTION OF PREFERRED TRUST SECURITIES AND COMMON
          SECURITIES

               Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the proceeds shall be applied to redeem a like amount of Preferred Trust Securities and Common Trust Securities. Holders of Junior Subordinated Debentures will be given not less than 30 nor more than 60 days' notice of any redemption.

               REDEMPTION PROCEDURES

               Preferred Trust Securities shall be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities shall be made on a redemption date only if TXU Capital has funds available for the payment of the redemption price plus accrued and unpaid distributions.

               Notice of redemption of Preferred Trust Securities will be irrevocable. On or before the redemption date, TXU Capital will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date shall be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust

          Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by TXU Capital or by Texas Utilities pursuant to the Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. That date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

               Subject to applicable law, including United States federal securities law, Texas Utilities may purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

               If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee shall promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.

               SUBORDINATION OF COMMON TRUST SECURITIES

               Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made.
          In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions, of, Preferred Trust Securities then due and payable.

               If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all such defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities. Only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

               LIQUIDATION DISTRIBUTION UPON DISSOLUTION

               TXU Capital shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

                .   the expiration of the term of TXU Capital;

                .   the bankruptcy, dissolution or liquidation of Texas
                    Utilities;

                .   redemption of all of the Preferred Trust Securities;

                . the entry of an order for dissolution of TXU Capital by a court of competent jurisdiction; and

                .   at any time, at the election of Texas Utilities.

               If an early dissolution occurs because of bankruptcy, dissolution or liquidation of Texas Utilities, TXU Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. The Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of TXU Capital after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because TXU Capital has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by TXU Capital on the Preferred Trust Securities shall be paid on a pro rata basis. Texas Utilities, as holder of the Common Trust Securities, will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default has occurred and is continuing under the Trust Agreement, the Preferred Trust Securities shall have a preference over the Common Trust Securities.

               EVENTS OF DEFAULT; NOTICE

               Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                . the occurrence of an Event of Default as described in the Subordinated Indenture; or

                . default by TXU Capital in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                . default by TXU Capital in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable; or

                . default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement which is not dealt with above, and the continuation of such default or breach for a period of 60 days after notice to TXU Capital by the holders of Preferred Trust Securities having at least 10% of the total liquidation preference amount of the outstanding Securities; or

                . the occurrence of certain events of bankruptcy or insolvency with respect to TXU Capital.

               Within ninety business days after the occurrence of any event of default, the Property Trustee shall transmit to the holders of Preferred Trust Securities and Common Trust Securities and Texas Utilities notice of any such default actually known to the Property Trustee, unless such default shall have been cured or waived.

               A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Trustees under the Trust Agreement fail to do so.

               Unless an event of default has occurred and is continuing, the holder of the Common Trust Securities may remove the Property Trustee at any time. If an event of default has occurred and is continuing, the holders of a majority of the liquidation preference of Preferred Trust Securities may remove the Property Trustee. Any resignation or removal of the Property Trustee will take effect only on the acceptance of appointment by the successor Property Trustee.

               If a default has occurred under the Subordinated Indenture but has not become an event of default solely because of the requirement that time lapse or notice be given, the Preferred Trust Securities shall have a preference over the Common Trust Securities upon dissolution of TXU Capital.

               MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

               If the Property Trustee or the Delaware Trustee merge, consolidate with another entity, or if any entity succeeds to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, the successor or surviving company shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, so long as it is otherwise qualified and eligible.

               VOTING RIGHTS

               Except with respect to amendments to the Trust Agreement and amendments and assignment of the Guarantee, the holders of Preferred Trust Securities will have no voting rights not otherwise required by law or the Trust Agreement.

               While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

                . direct the time, method and place to conduct any proceeding for any remedy available to the Debenture Trustee, or to execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures;

                .   waive any past default under the Subordinated
                    Indenture;

                . exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; or

                . consent to any amendment, modification or termination of the Subordinated Indenture or the Junior
                    Subordinated Debentures, where such consent shall be required;

          without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, a holder of the Preferred Trust Securities may institute a legal proceeding directly against Texas Utilities to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any one else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Debenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in such matters to the effect that TXU Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

               Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken.

               No vote or consent of the holders of Preferred Trust Securities will be required for TXU Capital to redeem and cancel Preferred Trust Securities in accordance with the Trust
          Agreement.

               Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any of Preferred Trust Securities that are owned by Texas Utilities, any Trustee under the Trust Agreement or any affiliate of Texas Utilities, shall be treated as if they were not outstanding, for purposes of such vote or consent.

               Holders of Preferred Trust Securities will have no rights to appoint or remove the Administrative Trustees of TXU Capital, who may be appointed, removed or replaced solely by Texas Utilities as the holder of the Common Trust Securities.

               AMENDMENTS

               The Trust Agreement may be amended from time to time by TXU Capital and Texas Utilities, without the consent of any holders of Preferred Trust Securities and Common Trust Securities:

                . to cure any ambiguity, correct inconsistent provisions, make any other provisions with respect to matters or questions arising under the Trust Agreement that do not conflict with the other provisions of the Trust Agreement or any amendments of the Trust Agreement; or

                . to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that TXU Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure TXU Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended.

          No such amendment may materially adversely affect interests of any holder of Preferred Trust Securities and Common Trust Securities. Any such amendments of the Trust Agreement shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

               Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and Texas Utilities with:

                . the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of such Preferred Trust Securities and Common Trust Securities then outstanding; and

                . receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause TXU Capital to be classified for federal income tax purposes as an association taxable as a corporation or affect TXU Capital's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

               Each holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

                . changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

                . restricts the right of a holder of Preferred Trust Securities and Common Trust Securities to institute suit for the enforcement of any such payment on or after such date.

               CO-TRUSTEES AND SEPARATE TRUSTEE

               If no event of default under the Trust Agreement has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act of 1939, as amended, or of any jurisdiction in which any part of the trust property of TXU Capital may at the time be located, Texas Utilities, as depositor, and the Property Trustee may appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of the trust property, or to act as separate trustee of any trust property. Upon the written request of the Property Trustee, Texas Utilities, as depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments necessary or proper to make such appointment. The appointment will vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If Texas Utilities, as depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an event of default under the Subordinated Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

               FORM, EXCHANGE, AND TRANSFER

               Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

               Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar or at the office of any transfer agent designated by Texas Utilities for such purpose. Texas Utilities may designate itself the Preferred Trust Security registrar. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but Texas Utilities may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. A transfer or exchange will be made when the transfer agent is satisfied with the documents of title and identity of the person making the request. Texas Utilities may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Texas Utilities will be required to maintain a transfer agent in each place of payment for Preferred Trust Securities.

               TXU Capital will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

               REGISTRAR AND TRANSFER AGENT

               Texas Utilities Services Inc. will act as registrar and transfer agent for the Preferred Trust Securities.

               Registration of transfers of the Preferred Trust Securities will be made without charge by TXU Capital, unless tax or other governmental charges are imposed. In that case, the holder requesting transfer must pay the tax or charges and give such indemnity as TXU Capital or Texas Utilities may require.

               CONCERNING THE PROPERTY TRUSTEE

               The Property Trustee acts as trustee under other indentures with respect to Texas Utilities' obligations. Texas Utilities maintains deposit accounts and credit and liquidity facilities and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Subordinated Indenture.

               DUTIES OF THE TRUSTEES

               The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of TXU Capital and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939, as amended.

               The Administrative Trustees of TXU Capital are authorized and directed to conduct the affairs of TXU Capital and to operate TXU Capital so that TXU Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of Texas Utilities for United States federal income tax purposes. In this regard, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

               MISCELLANEOUS

               Holders of the Preferred Trust Securities have no preemptive or similar rights.


                             DESCRIPTION OF THE GUARANTEE

               Selected provisions of the Guarantee that Texas Utilities will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. The summary is not complete. The form of Guarantee was filed as an exhibit to the registration statement and you should read the Guarantee for provisions that may be important to you. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act of 1939, as amended, for provisions that apply to the Guarantee. Whenever particular defined terms of the Guarantee are referred to, such defined terms are incorporated herein by reference.

               The Bank of New York will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Trust Securities.

               GENERAL TERMS OF THE GUARANTEE

               Texas Utilities will fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by TXU Capital, as and when due, regardless of any defense, right of set-off or counterclaim that Texas Utilities may have or assert. The following payments will be subject to the Guarantee (without duplication):

                . any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent TXU Capital has funds available therefor;

                . the redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by TXU Capital, to the extent TXU Capital has funds available therefor; and

                . upon a voluntary or involuntary dissolution, winding-up or termination of TXU Capital except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement, the lesser of:

                    (1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment; and

                    (2) the amount of assets of TXU Capital remaining available for distribution to holders of Preferred Trust Securities in liquidation of TXU Capital.

          Texas Utilities' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Texas Utilities to the holders of Preferred Trust Securities or by causing TXU Capital to pay such amounts to those holders.

               The Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that TXU Capital does not have funds available to make such payments or to any collection of payment.

               If Texas Utilities does not make interest payments on the Junior Subordinated Debentures held by TXU Capital, TXU Capital will not have funds available to pay distributions on the Preferred Trust Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of Texas Utilities except liabilities that are equal in right of payment by their terms.

               Texas Utilities will enter into an Agreement as to Expenses and Liabilities with TXU Capital, to provide funds to TXU Capital as needed to pay obligations of TXU Capital to parties other than holders of Preferred Trust Securities. The Junior Subordinated Debentures and the Guarantee, together with the obligations of Texas Utilities with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee of the Preferred Trust Securities by Texas Utilities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by Texas Utilities of the Preferred Trust Securities.

               AMENDMENTS AND ASSIGNMENT

               No vote is required for changes to the Trust Agreement that do not materially adversely affect the rights of holders of Preferred Trust Securities. Other terms of the Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Texas Utilities and shall inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

               EVENTS OF DEFAULT

               An event of default under the Guarantee will occur if Texas Utilities fails to perform any of its payment obligations under the Guarantee. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

               If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Trust Securities may enforce the Guarantee, or institute a legal proceeding directly against Texas Utilities to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against TXU Capital, the Guarantee Trustee or anyone else.

               Texas Utilities will be required to provide an annual statement to the Guarantee Trustee about Texas Utilities' performance of certain of its obligations under the Guarantee and any default in its performance of the obligations.

               Texas Utilities will also be required to file annually with the Guarantee Trustee an officer's certificate as to Texas Utilities' compliance with all conditions under the Guarantee.

               INFORMATION CONCERNING THE GUARANTEE TRUSTEE

               The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Guarantee until a default occurs. After a default under the Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. Otherwise, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

               TERMINATION OF THE GUARANTEE

               The Guarantee will terminate and be of no further force and effect upon:

                . full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

                . the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

                . full payment of the amounts payable upon liquidation of TXU Capital.

               The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Guarantee.

               STATUS OF THE GUARANTEE

               The Guarantee will be an unsecured obligation of Texas Utilities and will rank:

                . subordinate and junior in right of payment to all liabilities of Texas Utilities, except any liabilities that are equal in right of payment by their terms;

                . equal in right of payment with the most senior preferred or preference stock that may be issued by Texas Utilities and with any guarantee that may be entered into by Texas Utilities in respect of any preferred or preference stock of any affiliate of Texas Utilities; and

                .   senior to Texas Utilities' common stock.

               The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against Texas Utilities to enforce its rights under the Guarantee without first instituting a legal proceeding against anyone else.

               GOVERNING LAW

               The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

               The Junior Subordinated Debentures which the Property Trustee will hold on behalf of TXU Capital as trust assets will be subordinated obligations of Texas Utilities. The Junior Subordinated Debentures will be issued under the Subordinated Indenture between Texas Utilities and The Bank of New York, as Debenture Trustee with respect to the Junior Subordinated Debentures.

               Selected provisions of the Subordinated Indenture are summarized below. This summary is not complete. The form of the Subordinated Indenture has been filed as an exhibit to the registration statement, and you should read the Subordinated Indenture for provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act for provisions that apply to the Junior Subordinated Debenture. Whenever particular provisions or defined terms in a Subordinated Indenture are referred to under the DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES, such provisions or defined terms are incorporated by reference herein.

               The Subordinated Indenture provides for the issuance of subordinated debt other than the Junior Subordinated Debentures in an unlimited amount from time to time. The Junior
          Subordinated Debentures issued to TXU Capital will constitute a separate series under the Subordinated Indenture.

               A prospectus supplement and an officer's certificate relating to the Junior Subordinated Debentures will include specific terms of the securities. These terms will include some or all of the following:

           .   The title of the Junior Subordinated Debentures;

           .   The total principal amount of the Junior Subordinated
               Debentures;

           .   The dates on which the principal of the Junior
               Subordinated Debentures will be payable and how it will be paid;

           .   The interest rate or rates which the Junior
               Subordinated Debentures will bear, or how such rate or rates will be determined, the interest payment dates for the Junior Subordinated Debentures and the regular record dates for interest payments;

           . Any right to extend the interest payment periods for the Junior Subordinated Debentures;

           . The percentage, if less than 100%, of the principal amount of the Junior Subordinated Debentures, which will be payable if the maturity of the Junior
               Subordinated Debentures is accelerated;

           .   Any date or dates on which the Junior Subordinated
               Debentures may be redeemed at the option of Texas
               Utilities and any restrictions on such redemptions;

           . Any sinking fund or other provisions that would obligate Texas Utilities to repurchase or otherwise redeem the Junior Subordinated Debentures;

           . Any changes or additions to the Events of Default under the Subordinated Indenture or changes or additions to the covenants of Texas Utilities under the Subordinated Indenture;

           . If the Junior Subordinated Debentures will be issued in denominations other than $25;

           . If payments on the Junior Subordinated Debentures may be made in a currency or currencies other than United States dollars;

           . Any rights or duties of another person to assume the obligations of Texas Utilities with respect to the Junior Subordinated Debentures;

           . Any collateral, security, assurance or guarantee for the Junior Subordinated Debentures; and

           . Any other terms of the Junior Subordinated Debentures not inconsistent with the terms of the Subordinated Indenture.

               The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by Texas Utilities for the Common Trust Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of Texas Utilities which rank junior to all of Texas Utilities' Senior Indebtedness. The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on Preferred Trust Securities and Common Trust Securities.

               If Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of TXU Capital, such Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which such Preferred Trust Securities have been issued and they may be transferred or exchanged at the offices of the Debenture Trustee.

               Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of the same aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York. However, Texas Utilities may choose to make payment of interest by check mailed to the address of the persons entitled to it and may require that the payment in full of principal with respect to any Junior Subordinated Debenture be made only upon surrender of the Junior Subordinated Debenture to the Debenture Trustee.

               OPTIONAL REDEMPTION

               For so long as TXU Capital is the holder of all the related outstanding Junior Subordinated Debentures, the proceeds of any optional redemption will be used by TXU Capital to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

               The Debenture Trustee will give notice to the holders of any optional redemption of Junior Subordinated Debentures, not less than 30 nor more than 60 days prior to such redemption. All notices of redemption shall state the redemption date and the redemption price plus accrued and unpaid interest. If less than all the Junior Subordinated Debentures are to be redeemed, the notice will identify those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part. The notice will state that on the redemption date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable on each such Junior Subordinated Debenture to be redeemed and that interest thereon will cease to accrue on and after said date. It will name the place or places where such Junior Subordinated Debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest.

               INTEREST

               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on a series of the Junior Subordinated Debentures is not a business day, then payment will be made on the next business day. No interest will be paid in respect of any such delay. However, if the delayed payment date is in the next calendar year, the payment shall be made on the last business day of the earlier year. These payments shall have the same force and effect as if made on the date the payment was originally payable.

               OPTION TO EXTEND INTEREST PAYMENT PERIOD

               So long as there is no default in the payment of interest on the Junior Subordinated Debentures, Texas Utilities may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. If Texas Utilities extends the interest period or is in default under a Guarantee or with respect to payments on the Junior Subordinated Debentures, Texas Utilities may not:

                . declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of Texas Utilities;

                . redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

                . redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

                . make any guarantee payments with respect to any of the above.

               Any extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Such extensions will also apply to distributions on Preferred Trust Securities and Common Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Securities. Before an extension period ends, Texas Utilities may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, Texas Utilities may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures. Texas Utilities will give TXU Capital and the Debenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution which would occur if Texas Utilities did not make the election to extend or (ii) the date Texas Utilities is required to give notice to the NYSE or any other applicable self-regulatory organization of the record date. Texas Utilities will cause TXU Capital to send notice of such election to the holders of Preferred Trust Securities.

               ADDITIONAL INTEREST

               So long as any Preferred Trust Securities remain outstanding, if TXU Capital is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then Texas Utilities will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts retained by TXU Capital after the payment of such taxes, duties, assessments or governmental charges will be the same as TXU Capital would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

               ASSIGNMENT OF OBLIGATIONS

               Texas Utilities may assign its obligations under the Junior Subordinated Debentures and the Subordinated Indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing Texas Utilities' payment obligations under the Junior Subordinated Debentures and under the Subordinated Indenture. Texas Utilities must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Junior Subordinated Debentures and the Subordinated Indenture.

               If such an assignment is made, Texas Utilities will be released and discharged from all its other obligations under the Junior Subordinated Debentures and the Subordinated Indenture. Any covenants made by Texas Utilities with respect to the Junior Subordinated Debentures would become solely covenants of, and would relate only to, the subsidiary.

               DEFEASANCE

               Texas Utilities will be discharged from its obligations on the subordinated debentures of a particular series if it deposits with the Debenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such series of the subordinated debentures.

               SUBORDINATION

               The Junior Subordinated Debentures will be subordinate and junior in right of payment to all senior indebtedness of Texas Utilities. No payment of the principal of the Junior Subordinated Debentures (including redemption and sinking fund payments), or interest on the Junior Subordinated Debentures may be made until all holders of Senior Indebtedness have been paid, if any of the following occurs:

                . certain events of bankruptcy, insolvency or reorganization of Texas Utilities;

                . any Senior Indebtedness is not paid when due and that default continues without waiver;

                . any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness have accelerated the maturity of such indebtedness; or

                .   the maturity of any other series of
                    subordinated debentures under the
                    Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

               Upon any distribution of assets of Texas Utilities to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment.

               Senior Indebtedness is defined in the Subordinated Indenture to include all notes and other obligations including guarantees of Texas Utilities for borrowed money that is not subordinate or junior in right of payment to any other indebtedness of Texas Utilities unless by its terms it is equal in right of payment to the Junior Subordinated Debentures. The obligations of Texas Utilities under the Guarantee and the Junior Subordinated Debentures shall not be deemed to be Senior Indebtedness.

               The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1998 Texas Utilities had approximately $4.8 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

               CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the Subordinated Indenture, Texas Utilities may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

                . the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes Texas
                    Utilities' obligations on all subordinated debentures issued under the Subordinated
                    Indenture;

                .   immediately after giving effect to the
                    transaction, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                . Texas Utilities shall have delivered to the Debenture Trustee an officer's certificate and an opinion of counsel as provided in the Subordinated Indenture.

               EVENTS OF DEFAULT

               "Event of Default" when used in the Subordinated Indenture with respect to any series of subordinated debentures, will mean any of the following:

                    (1) failure to pay interest on any subordinated debenture for 30 days after it is due;

                    (2) failure to pay the principal of or any premium on any subordinated debenture when due;

                    (3) failure to perform any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of subordinated debentures, that continues for 90 days after Texas Utilities receives written notice from the Debenture Trustee or Texas Utilities and the Debenture Trustee receive a written notice from 33% of the holders of the subordinated debentures of such series;

                    (4) certain events in bankruptcy, insolvency or reorganization of Texas Utilities; or

                    (5) any other event of default included in any supplemental indenture or officer's certificate for a specific series of subordinated debentures.

               An Event of Default for a particular series of subordinated debentures does not necessarily constitute an Event of Default for any other series of subordinated debentures issued under the Subordinated Indenture. The Debenture Trustee may withhold notice to the holders of subordinated debentures of any default except a default in the payment of principal or interest if it considers such withholding of notice to be in the best interests of the holders.

               REMEDIES

               If an Event of Default for any series of subordinated debentures occurs and continues, the Debenture Trustee or the holders of at least 33% in aggregate principal amount of the subordinated debentures of the series may declare the entire principal amount of all the subordinated debentures of such series, together with accrued interest thereon, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding subordinated debentures under the Subordinated Indenture, only the Debenture Trustee or holders of at least 33% in aggregate principal amount of all outstanding subordinated debentures of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

               At any time after a declaration of acceleration with respect to the subordinated debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to such declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

                . Texas Utilities has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                    (1) all overdue interest on all subordinated debentures of such series;

                    (2) the principal of and premium, if any, on any subordinated debentures of such series which have otherwise become due and interest that is currently due;

                    (3)  interest on overdue interest; and

                    (4) all amounts due to the Debenture Trustee under the Subordinated Indenture; and

                . any other Event of Default with respect to the subordinated debentures of that series has been cured or waived as provided in the Subordinated Indenture.

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of Texas Utilities.

               Other than its duties in case of an Event of Default, the Debenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the holders, unless the holders offer the Debenture Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any power conferred upon the Debenture Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to make this direction. The Debenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Subordinated Indenture.

               No holder of subordinated debentures of any series will have any right to institute any proceeding under the Subordinated Indenture, or any remedy under the Subordinated Indenture, unless:

                . the holder has previously given to the Debenture Trustee written notice of a continuing Event of Default;

                . the holders of a majority in aggregate principal amount of the outstanding subordinated debentures of all series in respect of which an Event of Default shall have occurred and be continuing have made a written request to the Debenture Trustee, and have offered reasonable indemnity to the Debenture Trustee to institute proceedings; and

                . the Debenture Trustee has failed to institute any proceeding for 60 days after notice.

          However, such limitations do not apply to a suit by a holder of a subordinated debenture for payment of the principal, premium or interest on a subordinated debenture on or after the applicable due date.

               Texas Utilities will provide to the Debenture Trustee an annual statement by an appropriate officer as to Texas Utilities' compliance with all conditions and covenants under the Subordinated Indenture.

               ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

               If there is an Event of Default, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against Texas Utilities as a holder of the Junior Subordinated Debentures. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against Texas Utilities to the same extent as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities.

               The holders of Preferred Trust Securities would not be able to exercise directly against Texas Utilities any other rights unless the Property Trustee or the Debenture Trustee failed to do so for 60 days. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights against Texas Utilities to the fullest extent permitted by law.

               MODIFICATION AND WAIVER

               Without the consent of any holder of subordinated debentures, Texas Utilities and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

                . to evidence the assumption by any permitted successor of the covenants of Texas Utilities in the Subordinated Indenture and in the subordinated debentures;

                .   to add additional covenants of Texas
                    Utilities or to surrender any right or power of Texas Utilities under the Subordinated
                    Indenture;

                .   to add additional events of default;

                . to change or eliminate or add any provision to the Subordinated Indenture; provided, however, if the change will adversely affect the interests of the holders of subordinated debentures of any series in any material respect, such change, elimination or addition will become effective only:

                    (1)  when the consent of the holders of
                         subordinated debentures of such
                         series has been obtained in
                         accordance with the Subordinated
                         Indenture; or

                    (2)  when no subordinated debentures of
                         the affected series remain
                         outstanding under the Subordinated
                         Indenture;

                . to provide collateral security for all but not part of the subordinated debentures;

                .   to establish the form or terms of
                    subordinated debentures of any other series as permitted by the Subordinated Indenture;

                .   to provide for the authentication and
                    delivery of bearer securities and coupons appertaining thereto;

                . to evidence and provide for the acceptance of appointment of a successor trustee;

                . to provide for the procedures required for use of a noncertificated system of registration for the subordinated debentures of all or any series;

                . to change any place where principal, premium, and interest shall be payable, subordinated debentures may be surrendered for registration of transfer or exchange and notices to Texas Utilities may be served; or

                . to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Subordinated Indenture; provided that such action shall not adversely affect the interests of the holders of subordinated debentures of any series in any material respect.

               The holders of at least a majority in aggregate principal amount of the subordinated debentures of all series then outstanding may waive compliance by Texas Utilities with certain restrictive provisions of the Subordinated Indenture. The holders of not less than a majority in principal amount of the outstanding subordinated debentures of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Subordinated Indenture that cannot be modified or be amended without the consent of the holder of each outstanding subordinated debenture of the series affected.

               If the Trust Indenture Act of 1939, as amended, is amended after the date of the Subordinated Indenture in such a way as to require changes to the Subordinated Indenture, the Subordinated Indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939, as amended. Texas Utilities and the Debenture Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

               The consent of the holders of a majority in aggregate principal amount of the subordinated debentures of all series then outstanding is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of subordinated debentures outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

                . change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated debenture, or reduce the principal amount of any subordinated debenture or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any subordinated debenture, without the consent of the holder;

                . reduce the percentage in principal amount of the outstanding subordinated debentures of any series whose consent is required for any supplemental indenture, or any waiver of compliance with a provision of the Subordinated Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

                .   modify certain of the provisions of the
                    Subordinated Indenture relating to
                    supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the subordinated debentures of any series, without the consent of the holder of each outstanding subordinated debenture affected thereby.

               A supplemental indenture which changes the Subordinated Indenture solely for the benefit of one or more particular series of subordinated debentures, or modifies the rights of the holders of subordinated debentures of one or more series, will not affect the rights under the Subordinated Indenture of the holders of the subordinated debentures of any other series. So long as any of Preferred Trust Securities remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all Preferred Trust Securities or, in the case of changes described in the clauses immediately above, 100% in aggregate liquidation preference of all such Preferred Trust Securities then outstanding which would be affected thereby.

               The Subordinated Indenture provides that subordinated debentures owned by Texas Utilities or anyone else required to make payments on the subordinated debentures shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

               Texas Utilities may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of holders, but Texas Utilities shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of holders may be given before or after such record date, but only the holders of record at the close of business on such record date will be considered to be holders for the purposes of determining whether holders of the required percentage of the outstanding subordinated debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debentures shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same subordinated debenture and the holder of every subordinated debenture issued upon the registration of transfer of or exchange of subordinated debentures. A transferee will be bound by acts of the Debenture Trustee or Texas Utilities in reliance thereon, whether or not notation of such action is made upon such subordinated debenture.

               RESIGNATION OF DEBENTURE TRUSTEE

               The Debenture Trustee may resign at any time by giving written notice to Texas Utilities or may be removed at any time by act of the holders of a majority in principal amount of all series of subordinated debentures then outstanding delivered to such Debenture Trustee and Texas Utilities. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if Texas Utilities has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Subordinated Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Subordinated Indenture.

               NOTICES

               Notices to holders of subordinated debentures will be given by mail to the addresses of such holders as they may appear in the security register therefor.

               TITLE

               Texas Utilities, the Debenture Trustee, and any agent of Texas Utilities or the Debenture Trustee, may treat the person in whose name subordinated debentures are registered as the absolute owner thereof, whether or not such subordinated debt may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               GOVERNING LAW

               The Subordinated Indenture and the subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

               CONCERNING THE DEBENTURE TRUSTEE

               The Debenture Trustee under the Subordinated Indenture will be The Bank of New York. In addition to acting as Debenture Trustee, The Bank of New York will act as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) will act as the Delaware Trustee under the Trust Agreement. In addition, The Bank of New York acts, and may act, as trustee under various indentures and trusts of Texas Utilities and its affiliates.


                                 PLAN OF DISTRIBUTION

               The Debt Securities and the Preferred Trust Securities may be offered (a) through agents; (b) through underwriters or dealers; or (c) directly to purchasers.

               BY AGENTS

               The Debt Securities and Preferred Trust Securities may be sold through agents designated by Texas Utilities.

               BY UNDERWRITERS

               If underwriters are used in the sale, the Debt Securities and Preferred Trust Securities will be acquired by the underwriters for their own account. The underwriters may resell the Debt Securities and Preferred Trust Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Debt Securities and Preferred Trust Securities directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the Debt Securities and Preferred Trust Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered Debt Securities and Preferred Trust Securities if any are purchased. If a dealer is used in the sale, Texas Utilities or TXU Capital will sell the Debt Securities and Preferred Trust Securities to the dealer as principal. The dealer may then resell the Debt Securities and Preferred Trust Securities at varying prices determined at the time of resale.

               DIRECT SALES

               The Debt Securities and Preferred Trust Securities may also be sold directly by Texas Utilities. In this case, no underwriters or agents would be involved.

               GENERAL INFORMATION

               Underwriters, dealers and agents that participate in the distribution of the Debt Securities and Preferred Trust Securities may be underwriters as defined in the Securities Act of 1933, as amended (1933 Act), and any discounts or commissions received by them from Texas Utilities or TXU Capital and any profit on the resale of the Debt Securities and Preferred Trust Securities by them may be treated as underwriting discounts under the 1933 Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

               Texas Utilities or TXU Capital may authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities and Preferred Trust Securities at the public offering price and on terms described in the applicable prospectus supplement.

               Texas Utilities may have agreements with agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the 1933 Act, or to contribute with respect to payments which the agents, underwriters, dealers and remarketing firms may be required to make.

               None of the Debt Securities or Preferred Trust Securities has an established trading market. Texas Utilities may decide to list any series of Securities on an exchange. However, Texas Utilities will not be obligated to list securities on an exchange unless it states otherwise in a prospectus supplement. Texas Utilities cannot assure that there will be any liquidity of the trading market for any of the Debt Securities and Preferred Trust Securities.

               Agents, underwriters and dealers may engage in transactions with, or perform services for, Texas Utilities or its subsidiaries in the ordinary course of business.

                                 EXPERTS AND LEGALITY

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference in reliance upon such report given upon authority of the firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in Texas Utilities' Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in Texas Utilities' Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Debt and Preferred Trust Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               Ernst & Young, independent auditors, audited the consolidated financial statements of The Energy Group Limited as of March 31, 1998 and 1997, and for the year ended March 31, 1998, the six-months ended March 31, 1997, and for the two years in the period ended September 30, 1996. These statements have been incorporated herein by reference in reliance upon the authority of Ernst & Young as experts in accounting and auditing in giving the report.

               The Statements made as to matters of law and legal conclusions in Texas Utilities' Annual Report on Form 10-K for the year ended December 31, 1997 under Part I, Item 1 -- Business Regulation and Rates, and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for Texas Utilities. All of such statements have been incorporated by reference, herein in reliance upon the opinion of that firm given upon their authority as experts. At March 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P., owned approximately 41,200 shares of the Common Stock of Texas Utilities.

               Richards, Layton & Finger, P. A., Special Delaware counsel for Texas Utilities and TXU Capital will issue an opinion as to certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of TXU Capital.

               Worsham Forsythe & Wooldridge, L.L.P. and Thelen Reid & Priest LLP for Texas Utilities and Winthrop, Stimson, Putnam & Roberts, New York, New York for the Underwriters will each issue an opinion as to the legality of the other securities offered hereby. Worsham Forsythe & Wooldridge, L.L.P. will issue an opinion as to all matters pertaining to incorporation of Texas Utilities and all other matters of Texas law.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following table sets forth the expenses payable by Texas Utilities in connection with the issuance and distribution of the securities to be registered.

           Filing fee - Securities and Exchange Commission .   $111,200
           Fees of Trustees  . . . . . . . . . . . . . . . .     50,000*
           Fees of Texas Utilities' counsel
                    Worsham, Forsythe & Wooldridge, L.L.P. .    175,000*
                    Thelen Reid & Priest LLP . . . . . . . .    175,000*
                Fees of TXU Capital's counsel  . . . . . . .     10,000*
                Auditors' fees . . . . . . . . . . . . . . .     40,000*
                Rating agencies' fees  . . . . . . . . . . .     40,000*
                Printing, including Registration Statement,
                    prospectuses, exhibits, etc. . . . . . .     50,000*
                Miscellaneous  . . . . . . . . . . . . . . .     33,800*
                                                               --------
                Total expenses . . . . . . . . . . . . . . .   $685,000*
                                                               ========
          --------------------
          *    Estimated.



          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article IX of the Restated Articles of Incorporation of Texas Utilities provides as follows:

                    "The Corporation shall reimburse or indemnify any
               former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                    "No former, present or future director, officer or
               employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

                    "The foregoing rights shall not be exclusive of other
               rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

               Article 2.02-1 of the Texas Business Corporation Act permits Texas Utilities, in certain circumstances, to indemnify any present or former director, officer, employee or agent of Texas Utilities against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of Texas Utilities.

               Article X of the Articles of Incorporation of Texas Utilities provides as follows:

                     "A director of the Corporation shall not be liable to
               the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

               (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

               (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

               (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

               (d) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

               If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

               Section 22 of Texas Utilities' bylaws provides as follows:

                    "Section 22. Insurance, Indemnification and Other
               Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

               Texas Utilities has entered into agreements with its directors which provide, among other things, for their indemnification by Texas Utilities to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

               Texas Utilities has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of Texas Utilities also have insurance which insures them against certain other liabilities and expenses.

          ITEM 16. EXHIBITS.

                   PREVIOUSLY FILED*
                   -----------------
                     WITH
                     FILE     AS
           EXHIBIT  NUMBER EXHIBIT
           -------  ------ -------

              1(a)                 --   Form of Underwriting Agreement for
                                        Debt Securities
              1(b)                 --   Form of Underwriting Agreement for
                                        Preferred Trust Securities
              4(a)   333-    3(a)  --   Restated Articles of Incorporation
                    12391               of Texas Utilities.
              4(b)   333-    4(b)  --   Bylaws of Texas Utilities, as
                    45657               amended.
              4(c)                 --   Form of Indenture (For Unsecured
                                        Debt Securities) of Texas
                                        Utilities.
              4(d)                 --   Form of officer's certificate
                                        establishing a series of unsecured
                                        debt securities, including Form of
                                        Debt Security.
              4(e)                 --   Trust Agreement of TXU Capital I.
              4(f)                 --   Form of Amended and Restated Trust
                                        Agreement of TXU Capital I.
              4(g)                 --   Form of Indenture (For Unsecured
                                        Subordinated Debt Securities
                                        relating to Trust Securities) of
                                        Texas Utilities.
              4(h)                 --   Form of officer's certificate
                                        establishing the Junior
                                        Subordinated Debentures with Form
                                        of Junior Subordinated Debenture
                                        attached.
              4(i)                 --   Form of Guarantee Agreement
                                        relating to the Preferred Trust
                                        Securities.
              4(j)                 --   Form of Agreement as to Expenses
                                        and Liabilities relating to the
                                        Preferred Trust Securities is
                                        contained in Exhibit D of Exhibit
                                        4(f) hereto.
              4(k)                 --   Form of Preferred Trust Securities
                                        is contained in Exhibit C of
                                        Exhibit 4(f) hereto.
              5(a)                 --   Opinion of Worsham, Forsythe &
                                        Wooldridge, L.L.P., General
                                        Counsel for Texas Utilities.
              5(b)                 --   Opinion of Thelen Reid & Priest
                                        LLP, of counsel to Texas
                                        Utilities.
              5(c)                 --   Opinion of Richards, Layton &
                                        Finger, P.A., Special Delaware
                                        Counsel to TXU Capital and Texas
                                        Utilities.
                12                 --   Computation of Ratio of Earnings
                                        to Fixed Charges and Computation
                                        of Ratio of Earnings to Combined
                                        Fixed Charges and Preferred
                                        Dividends of Texas Utilities.
                15                 --   Letter of Deloitte & Touche LLP
                                        regarding unaudited condensed
                                        interim financial information.
             23(a)                 --   Consent of Deloitte & Touche LLP.
             23(b)                 --   Consent of Ernst & Young.
             23(c)                 --   Consents of Worsham, Forsythe &
                                        Wooldridge, L.L.P. and Thelen Reid
                                        & Priest LLP are contained in
                                        Exhibits 5(a) and 5(b),
                                        respectively.
                24                 --   Power of Attorney (see page II-8
                                        and Section 4 of Exhibit 4(e).
             25(a)                 --   Statement of Eligibility on Form
                                        T-1 of The Bank of New York
                                        relating to Indenture (For
                                        Unsecured Debt Securities).

             25(b)                 --   Statement of Eligibility on Form
                                        T-1 of The Bank of New York with
                                        respect to the Amended and
                                        Restated Trust Agreement of TXU
                                        Capital I.
             25(c)                 --   Statement of Eligibility on Form
                                        T-1 of The Bank of New York with
                                        respect to the Indenture (For
                                        Unsecured Subordinated Debt
                                        Securities) of Texas Utilities.
             25(d)                 --   Statement of Eligibility on Form
                                        T-1 of The Bank of New York with
                                        respect to the Guarantee Agreement
                                        relating to the Preferred Trust
                                        Securities.

          --------------------
          *    Incorporated herein by reference.

          ITEM 17. UNDERTAKINGS.

          a.     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total Dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

             EACH DIRECTOR AND/OR OFFICER OF TEXAS UTILITIES COMPANY WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE
          AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND ON ITS BEHALF.


                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 10TH OF DECEMBER, 1998.

                                                  TEXAS UTILITIES COMPANY

                                                  BY   /S/ ERLE NYE
                                                    ---------------------
                                                    (ERLE NYE, CHAIRMAN
                                                     OF THE BOARD
                                                     AND CHIEF EXECUTIVE)


            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                    SIGNATURE                   TITLE              DATE
                    ---------                   -----              ----

                    /S/ ERLE NYE
           ---------------------------------  PRINCIPAL
           (ERLE NYE, CHAIRMAN OF THE BOARD   EXECUTIVE
           AND CHIEF EXECUTIVE)               OFFICER AND
                                              DIRECTOR

               /S/ MICHAEL J. MCNALLY
           ---------------------------------  PRINCIPAL
           (MICHAEL J. MCNALLY, EXECUTIVE     FINANCIAL
           VICE PRESIDENT AND CHIEF           OFFICER
           FINANCIAL OFFICER)


                /S/ JERRY W. PINKERTON
           ---------------------------------  PRINCIPAL
           (JERRY W. PINKERTON, CONTROLLER)   ACCOUNTING
                                              OFFICER

                  /S/ J.S. FARRINGTON
           ---------------------------------  DIRECTOR
                  (J. S. FARRINGTON)

                                                             DECEMBER 10, 1998
                /S/ WILLIAM M. GRIFFIN
           ---------------------------------  DIRECTOR
                 (WILLIAM M. GRIFFIN)


                   /S/ KERNEY LADAY
           ---------------------------------  DIRECTOR
                    (KERNEY LADAY)


                /S/ MARGARET N. MAXEY
           ---------------------------------  DIRECTOR
                 (MARGARET N. MAXEY)


                /S/ JAMES A. MIDDLETON
           ---------------------------------  DIRECTOR
                  (JAMES A. MIDDLETON)


                /S/ J.E. OESTERREICHER
           ---------------------------------  DIRECTOR
                 (J. E. OESTERREICHER)


                 /S/ CHARLES R. PERRY
           ---------------------------------  DIRECTOR
                  (CHARLES R. PERRY)


               /S/ HERBERT H. RICHARDSON
           ---------------------------------  DIRECTOR
                (HERBERT H. RICHARDSON)

                                      SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, TXU Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 10th day of December, 1998.


                                               TXU CAPITAL I



                                               By: /s/ Robert J. Reger
                                                  -------------------------
                                                       Robert J. Reger, Jr.
                                                       Attorney-in-fact

                                    EXHIBIT INDEX


                   PREVIOUSLY FILED*
                   -----------------
                     WITH
                     FILE     AS
           EXHIBIT  NUMBER EXHIBIT
           -------  ------ -------

              1(a)                 --      Form of Underwriting Agreement
                                           for Debt Securities
              1(b)                 --      Form of Underwriting Agreement
                                           for Preferred Trust Securities
              4(a)   333-    3(a)  --      Restated Articles of
                    12391                  Incorporation of Texas
                                           Utilities.
              4(b)   333-    4(b)  --      Bylaws of Texas Utilities, as
                    45657                  amended.
              4(c)                 --      Form of Indenture (For
                                           Unsecured Debt Securities) of
                                           Texas Utilities.
              4(d)                 --      Form of officer's certificate
                                           establishing a series of
                                           unsecured debt securities,
                                           including Form of Debt
                                           Security.
              4(e)                 --      Trust Agreement of TXU Capital I.
              4(f)                 --      Form of Amended and Restated
                                           Trust Agreement of TXU Capital I.
              4(g)                 --      Form of Indenture (For
                                           Unsecured Subordinated Debt
                                           Securities relating to Trust
                                           Securities) of Texas Utilities.
              4(h)                 --      Form of officer's certificate
                                           establishing the Junior
                                           Subordinated Debentures with
                                           Form of Junior Subordinated
                                           Debenture attached.
              4(i)                 --      Form of Guarantee Agreement
                                           relating to the Preferred Trust
                                           Securities.
              4(j)                 --      Form of Agreement as to
                                           Expenses and Liabilities
                                           relating to the Preferred Trust
                                           Securities is contained in
                                           Exhibit D of Exhibit 4(f)
                                           hereto.
              4(k)                 --      Form of Preferred Trust
                                           Securities is contained in
                                           Exhibit C of Exhibit 4(f)
                                           hereto.
              5(a)                 --      Opinion of Worsham, Forsythe &
                                           Wooldridge, L.L.P., General
                                           Counsel for Texas Utilities.
              5(b)                 --      Opinion of Thelen Reid & Priest
                                           LLP, of counsel to Texas
                                           Utilities.
              5(c)                 --      Opinion of Richards, Layton &
                                           Finger, P.A., Special Delaware
                                           Counsel to TXU Capital and
                                           Texas Utilities.
                12                 --      Computation of Ratio of
                                           Earnings to Fixed Charges and
                                           Computation of Ratio of
                                           Earnings to Combined Fixed
                                           Charges and Preferred Dividends
                                           of Texas Utilities.
                15                 --      Letter of Deloitte & Touche LLP
                                           regarding unaudited condensed
                                           interim financial information.
             23(a)                 --      Consent of Deloitte & Touche
                                           LLP.
             23(b)                 --      Consent of Ernst & Young.
             23(c)                 --      Consents of Worsham, Forsythe &
                                           Wooldridge, L.L.P. and Thelen
                                           Reid & Priest LLP are contained
                                           in Exhibits 5(a) and 5(b),
                                           respectively.
                24                 --      Power of Attorney (see page II-
                                           8 and Section 4 of Exhibit 4(e).
             25(a)                 --      Statement of Eligibility on
                                           Form T-1 of The Bank of New
                                           York relating to Indenture (For
                                           Unsecured Debt Securities).
             25(b)                 --      Statement of Eligibility on
                                           Form T-1 of The Bank of New
                                           York with respect to the
                                           Amended and Restated Trust
                                           Agreement of TXU Capital I.
             25(c)                 --      Statement of Eligibility on
                                           Form T-1 of The Bank of New
                                           York with respect to the
                                           Indenture (For Unsecured
                                           Subordinated Debt Securities)
                                           of Texas Utilities.

             25(d)                 --      Statement of Eligibility on
                                           Form T-1 of The Bank of New
                                           York with respect to the
                                           Guarantee Agreement relating to
                                           the Preferred Trust Securities.

          --------------------
          *  Incorporated herein by reference.